                                  EXHIBIT 10.2

                         RESTRUCTURING SUPPORT AGREEMENT

                  This RESTRUCTURING SUPPORT AGREEMENT is entered into as of
August 26, 2004 (the "Agreement") by and among Hawaiian Holdings, Inc. ("HHI"),
RC Aviation LLC ("RC Aviation," and together with HHI, the "HHI Parties") and
Joshua Gotbaum as chapter 11 trustee for Hawaiian Airlines, Inc. (the
"Trustee"), HHI, RC Aviation and the Trustee are referred to herein, each as a
"Party" and collectively as the "Parties."

                              W I T N E S S E T H:

                  WHEREAS, Hawaiian Airlines, Inc. (the "Debtor" or "HAI")
commenced a voluntary chapter 11 case on March 21, 2003 (the "Chapter 11 Case")
under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code")
in the United States Bankruptcy Court for the District of Hawaii (the
"Bankruptcy Court");

                  WHEREAS, attached as Exhibit A hereto are the material terms of a Joint Plan of Reorganization for HAI that are acceptable to the Trustee and the HHI Parties (the "Joint Plan");

                  WHEREAS, each of the Trustee and the HHI Parties desire to create a plan of reorganization, disclosure statement and other definitive documentation to facilitate the reorganization of HAI in accordance with the terms and conditions set forth in Exhibit A, and to cause the Joint Plan to be confirmed, to become effective and to be fully consummated;

                  WHEREAS, AWMSI ("Ansett") and the HHI Parties have negotiated an agreement under which the HHI Parties have agreed to purchase Ansett's claim against the Debtor, as amended, in the face amount of $107,506,114 (the "Ansett
Claim"). Ansett has advised the Trustee that it understands that the HHI Parties may have more information concerning HAI's business and affairs than Ansett, that the HHI Parties are currently prohibited from purchasing the Ansett Claim using confidential information, that other prospective investors in HAI who are also currently prohibited from purchasing claims against HHI using confidential information have indicated an interest in purchasing the Ansett Claim and that
Ansett has nevertheless requested that the Trustee eliminate any prohibition against the purchase of the Ansett Claim by the HHI Parties.

                  NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the
Parties hereto hereby agree as follows:

         Section 1. General. Each of the Parties agrees that

                  (a) it will negotiate in good faith all documentation
contemplated by or necessary to implement the Joint Plan described on Exhibit A, including the Joint Plan itself, it being understood that the form of the Joint
Plan shall be based upon the plan template attached to this agreement as Exhibit
B, provided, however that where there is a conflict between the terms set forth on Exhibit A and the terms contained in the Plan Template, the terms set forth in Exhibit A shall be controlling;

                  (b) it shall (i) use commercially reasonable efforts to seek approval of a Disclosure Statement relating to the Joint Plan by the Bankruptcy
Court, (ii) upon Bankruptcy Court approval of the Disclosure Statement, use commercially reasonable efforts to solicit acceptances of the Joint Plan and
(iii) take all other commercially reasonably necessary actions to support and obtain confirmation of and implement the Joint Plan;

                  (c) if the Joint Plan is confirmed, it will take or cause to be taken all actions necessary to fully consummate the Joint Plan on the terms and subject to the conditions set forth in the Joint Plan. For purposes of this
Agreement, the actions required to support, obtain confirmation of and implement the Joint Plan include, without limitation: (a) the execution and delivery of appropriate agreements or other documents of transfer, merger, consolidation, restructuring, disposition, liquidation or dissolution containing terms that are consistent with the terms and conditions set forth in Exhibit A and that satisfy the requirements of applicable law and such other terms to which the applicable
Parties may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, duty or obligation on terms consistent with the terms of the Joint
Plan and having such other terms as the applicable Parties may agree; (c) the filing of appropriate certificates or articles of merger, consolidation, continuance or dissolution or similar instruments with the applicable governmental authorities; (d) the taking of all other actions that the applicable Parties determine to be necessary or appropriate, including making other filings or recordings that may be required by applicable law in connection with such transactions, and (e) the full and timely performance by the HHI
Parties of all of the obligations imposed on them and set forth in Exhibit A, including, without limitation, the obligation to provide the financing needed to implement the Joint Plan as described more fully in Exhibit A hereto.

         Section 2. Support for the Joint Plan. The HHI Parties agree and covenant that, following receipt of solicitation materials approved by the
Bankruptcy Court, to the extent they or their affiliates are the holders of claims against or interests in the Debtor: (i) the HHI Parties shall vote, and shall cause their affiliates who are beneficial holders of claims against or interests in the Debtor to vote, their claims against the Debtor and interests in the Debtor to accept the Joint Plan by delivering their duly executed and completed ballots accepting the Joint Plan and will not change or withdraw (or cause to be changed or withdrawn) such votes to accept the Joint Plan; (ii) each of the HHI Parties, and their agents, representatives, professionals and affiliates will not, directly or indirectly, (1) object to, delay, impede or take any other action to interfere in any respect with acceptance, confirmation, approval, or implementation of the Joint Plan, irrespective of whether confirmation of the Joint Plan is sought pursuant to Bankruptcy Code Section
1129(a) or Bankruptcy Code Section 1129(b) and irrespective of whether any class that includes claims or interests held by the HHI Parties or their affiliates votes to accept or reject the Joint Plan, (2) object to the solicitation of votes for or consents to the Joint Plan, (3) encourage any person or entity to do any of the foregoing, or (4) propose, file, support, encourage, vote for or engage in discussions with any person or entity concerning any restructuring, workout or plan of reorganization for the Debtor other than the Joint Plan.

         Section 3. Sale of Claims. The HHI Parties covenant that, from the date hereof until the termination of this Restructuring Support Agreement, it shall not sell, pledge, hypothecate or otherwise transfer any of its Claims or
Interests in the Debtor unless: (a) the Trustee consents in writing to such sale; and (b) any purchaser agrees prior to such transfer to be bound by all the terms of this Agreement with respect to the Claims being transferred to such purchaser, such agreement to be evidenced by execution of an agreement in substantially the same form hereof and delivered to the Debtor (at the addresses listed in Section 15 herein) prior to consummation of such transfer. Any additional Claims purchased by the HHI Parties, with the express written consent of the Trustee, shall automatically be deemed to be subject to all of the terms of this Agreement. This Agreement shall in no way be construed to preclude a
Party from acquiring additional Claims or other interests in any Debtor;
provided, however, that any such additional Claims or other interests in such
Debtor shall automatically be deemed to be subject to all the terms of this
Agreement.

         Section 4. Allowance of Ansett Claim. The Debtor and the HHI Parties
agree that the allowed amount of the Ansett Claim shall be no less than
$106,320,000. The HHI Parties shall reserve the right to assert that the allowed amount of the Ansett Claim is equal to its face amount of $107,506,114.

Section 5. Financing Commitment. The HHI Parties shall provide all financing necessary to make all distributions required under the Joint Plan and to assure that the Debtor will have no less than $70,000,000 in unrestricted cash on the date that the Joint Plan is substantially consummated. Such financing shall be provided as described in Exhibit A or using any other manner of financing agreed to in writing by the Trustee.

         Section 6. Purchase of Lease Related Claims. The Trustee agrees that notwithstanding anything contained in the Confidentiality and Non-Disclosure
Agreement executed by HHI and AIP, LLC on May 21, 2004 (the "Confidentiality
Agreement"), the HHI Parties may purchase the Ansett Claim. Subject to receipt of acknowledgements substantially similar to the acknowledgement Ansett has provided to the Trustee as described in the preamble to this Agreement, the
Trustee agrees that notwithstanding anything contained in the Confidentiality
Agreement, the HHI Parties may purchase the claim against HAI held by any holder of a Lease Related Claim (as defined in Exhibit A hereto).

         Section 7. Tender Offer. In the event that a plan having the material terms set forth in Exhibit A is not confirmed and substantially consummated prior to March 31, 2005, then in such case RC Aviation shall make an offer to purchase (the "Tender Offer") all nonpriority unsecured claims against the
Debtor set forth on Exhibit C (which excludes Lease Related Claims) from the holders of such claims at a price equal to 100% of the amount of such claim as set forth in Exhibit C or, if any such claim has been actually determined by order of the Bankruptcy Court prior to the date of the Tender Offer, the amount of the allowed claim as determined by the Bankruptcy Court. The form of the agreement to tender a claim in response to a tender offer shall be based upon a customary form and shall be reasonably acceptable to the Trustee.

         Section 8. Boeing. The HHI Parties and the Chapter 11 Trustee will exert reasonable efforts to engage Boeing to negotiate a consensual modification of the Boeing Leases and an agreed upon amount of Boeing's claims, provided, however, that the obligations of the HHI Parties and Boeing under this Agreement are expressly not conditioned upon reaching any agreement with Boeing concerning the Boeing Leases or the amount of Boeing's claims.

         Section 9. Representations and Warranties.

                  (a) Each of the Parties severally represents and warrants to each of the other Parties that the following statements are true and correct as of the date hereof:

                           (1) Power and Authority. It has all requisite power
and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement, subject in the case of the Trustee, to the approval of the Bankruptcy Court.

                           (2) Authorization. The execution and delivery of this
Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part, subject in the case of the
Trustee, to the approval of the Bankruptcy Court.

                           (3) No Conflicts. The execution, delivery, and
performance by it of this Agreement do not and shall not (i) violate any provision of law, rule, or regulation applicable to it or its certificate of incorporation or by-laws (or other organizational documents) or (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party or under its certificate of incorporation or by-laws (or other organizational documents).

                           (4) Governmental Consents. The execution, delivery,
and performance by it of this Agreement do not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with, or by, any Federal, state, or other governmental authority or regulatory body, except any filings and approvals required in connection with the Chapter 11 Case or by the U.S. Department of Transportation or Federal
Aviation Administration with respect to any change of control.

                           (5) Binding Obligation. This Agreement is the legally
valid, and binding obligation of it, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

                           (6) Proceedings. No litigation or proceeding before
any court, arbitrator, or administrative or governmental body is pending against it that would adversely affect its ability to enter into this Agreement or perform its obligations hereunder.

                  (b) The HHI Parties (on behalf of itself or any affiliate that beneficially owns any claims against the Debtor (the "Claims")) represent and warrant to each of the other Parties that the following statements are true, correct, and complete as of the date hereof:

                           (1) Ownership. It is (i) the sole beneficial owner of
the Claims and Interests listed under its signature block below, having the power to vote and dispose of such Claims and Interests on behalf of such beneficial owners, and (ii) entitled (for its own account or for the account of other persons claiming through it) to all of the rights and economic benefits of such Claims and Interests.

                           (2) Transfers. It has made no prior assignment, sale,
participation, grant, conveyance, or other transfer of, and has not entered into any other agreement to assign, sell, participate, grant, or otherwise transfer, in whole or in part, any portion of its right, title, or interests in the
Claims.

                           (3) Laws. It (i) is a sophisticated investor with
respect to the transactions described herein with sufficient knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of owning and investing in securities similar to those issued under the Plan, making an informed decision with respect thereto, and evaluating properly the terms and conditions of this Agreement, and it has made its own analysis and decision to enter in this Agreement, and (ii) is an "accredited investor" within the meaning of Rule 501 of the Securities Act of 1933, as amended (the "Securities Act").

                           (4) Financial Capacity. The HHI Parties have the
financial capacity to perform their obligations under this Agreement, based in part on the binding funding commitments received by the HHI Parties which are attached to this Agreement as Exhibit D. HHI represents that such funding commitments are binding and enforceable and that the signatories thereto have sufficient resources to perform their obligations thereon.

         Section 10. Termination by the Trustee. This Agreement may be
terminated by the Trustee on the occurrence of any of the following events (each a "Trustee Termination Event"), by delivering written notice of the occurrence of such event in accordance with Section 15 below to the other Parties:

                  (a) the entry of an order or orders by the Bankruptcy Court confirming the Joint Plan pursuant to section 1129 of the Bankruptcy Code shall not have occurred by the date that is twelve (12) months after the date of this
Agreement;

                  (b) the effective date of the Joint Plan shall not have
occurred by the date that is eighteen (18) months after the date of this
Agreement;

                  (c) the Bankruptcy Case shall have been converted to a case under chapter 7;

                  (d) the terms of the Joint Plan and the exhibits and any
supplements thereto, not otherwise set forth on the Joint Plan attached hereto as Exhibit A, are inconsistent with the terms set forth in Exhibit A; or

                  (e) Any HHI Party shall materially breach any of its
obligations under this Agreement under the terms of the Joint Plan, or under any agreement entered into by such HHI party in connection with the proposal, confirmation, or implementation of the Joint Plan.

         Section 11. Termination by HHI Parties. This Agreement may be
terminated by the HHI Parties on the occurrence of any of the following events
(each a "HHI Party Termination Event" and together with a Trustee Termination
Event, a "Termination Event"), by delivering written notice of the occurrence of such event in accordance with Section 15 below to the other Parties:

                  (a) the entry of an order or orders by the Bankruptcy Court confirming the Joint Plan pursuant to section 1129 of the Bankruptcy Code shall not have occurred by the date that is twelve (12) months after the date of this
Agreement;

                  (b) the effective date of the Joint Plan shall not have
occurred by the date that is eighteen months (18) after the date of this
Agreement;

                  (c) the Bankruptcy Case shall have been converted to a case under chapter 7;

                  (d) the Trustee shall materially breach any of its obligations under this Agreement under the terms of the Joint Plan, or under any agreement entered into by such HHI party in connection with the proposal, confirmation, or implementation of the Joint Plan; or

                  (e) the terms of the Joint Plan and the exhibits and any
supplements thereto, not otherwise set forth on the Joint Plan attached hereto as Exhibit A, are inconsistent with the material terms set forth in Exhibit A.

         Section 12. Effect of Termination and of Waiver of Termination Event.
Subject to Section 13 of this Agreement, upon the delivery of the written notice referred to in Sections 10 or 11 in connection with the valid termination of this Agreement and a failure to cure any defaults or termination events subject to cure within 10 days of such delivery of notice, the obligations of each of the Parties hereunder shall thereupon terminate and be of no further force and effect. Prior to the delivery of such notice the Trustee may waive the occurrence of a Trustee Termination Event, and the HHI Parties may waive the occurrence of an HHI Termination Event. No such waiver shall affect any subsequent Termination Event or impair any right consequent thereon. Upon valid termination of this Agreement under Sections 10 or 11 of this Agreement, no
Party shall have any continuing liability or obligation to the other Parties hereunder; provided, however, that no such termination shall relieve any Party from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination.

         Section 13. Payment of $5,000,000 by HHI Parties to Debtor As
Liquidated Damages In the Event of Termination (Other Than Pursuant to Section
11) or Default by HHI Parties. The Parties agree that, in the event that the HHI
Parties terminate this Agreement for reasons other than those set forth in
Section 11, or otherwise fail to perform their obligations under this Agreement, that the amount of actual damages incurred by the Debtor as a result of such termination and/or breach will be difficult to determine with precision. The
Parties further agree that, in the event that the HHI Parties terminate this
Agreement for reasons other than those set forth in Section 11, or otherwise fail to perform their obligations under this Agreement, as liquidated damages for loss of a bargain and not as a penalty, the HHI Parties jointly and severally agree to pay to the Debtor the sum of $5,000,000 within three business days of receiving written notice from the Trustee of such termination or breach of this Agreement by the HHI Parties, provided that the HHI Parties shall not be liable for the payment of the $5,000,000 sum if (a) the plan becomes effective or (b) the Trustee obtains a court order providing for specific performance of all obligations under this Agreement and the HHI Parties in fact specifically perform.

Section 14. Amendments. Neither this Agreement or the Joint Plan may be modified, amended or supplemented except in writing signed by the Trustee and the HHI Parties.

         Section 15. Governing Law; Jurisdiction. Each of the Parties hereto hereby agrees that the Bankruptcy Court shall have exclusive jurisdiction over all matters arising out of or in connection with this Agreement. This Agreement shall be governed by Hawaii law, without regard for conflict of law principles.

         Section 16. Notices. All demands, notices, requests, consents, and communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by courier service, messenger, facsimile, telecopy, or if duly deposited in the mails, by certified or registered mail, postage prepaid-return receipt requested, and shall be deemed to have been duly given or made (i) upon delivery, if delivered personally or by courier service, or messenger, in each case with record of receipt, (ii) upon transmission with confirmed delivery, if sent by facsimile or telecopy, or (iii) two business days after being sent by certified or registered mail, postage pre-paid, return receipt requested, to the following addresses, or such other addresses as may be furnished hereafter by notice in writing, to the following Parties:

                           If to the Trustee, to:

                           David M. Webster, Esq.
                           General Counsel
                           Hawaiian Airlines, Inc.
                           3375 Koapaka Street, Suite G-350
                           Honolulu, HI  96819
                           Facsimile: (808) 835-3690

                           with a copy to:

                           Bruce Bennett, Esq.
                           Hennigan, Bennett & Dorman LLP
                           601 S. Figueroa Avenue, Suite 3300
                           Los Angeles, CA  90017
                           Facsimile:  (213) 694-1234

                           Tom E. Roesser, Esq.
                           Carlsmith Ball LLP
                           Pacific Tower, Suite 2200
                           1001 Bishop Street
                           Honolulu, HI  96813
                           Facsimile: (808) 523-0842

                           If to the HHI Parties:
                           Lawrence Hershfield
                           Chief Executive Officer
                           Hawaiian Holdings, Inc.
                           c/o RC Aviation, LLC
                           12730 High Bluff Drive, Suite 180
                           San Diego, CA  92130
                           Facsimile: (858) 523-1899

                           with a copy to:

                           Jeffrey C. Krause, Esq.
                           Stutman, Triester & Glatt
                           1901 Avenue of the Stars, Suite 1200
                           Los Angeles, CA  90067
                           Facsimile: (310) 228-5788

         Section 17. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the Parties with regard to the subject matter hereof, and supersedes all prior agreements with respect to the subject matter hereof.

         Section 18. Headings. The headings of the paragraphs and subparagraphs of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

         Section 19. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of the Parties and their respective permitted successors and assigns provided, however, that no Party may assign or transfer this agreement without the prior written consent of all other Parties.

         Section 20. Specific Performance. Each Party hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause other parties to sustain damages for which such parties would not have an adequate remedy at law for money damages, and therefore each Party hereto agrees that in the event of any such breach, such other parties shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which such parties may be entitled, at law or in equity.

         Section 21. Remedies Cumulative. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such party.

         Section 22. No Waiver. The failure of any Party hereto to exercise any right, power, or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other
Party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such Party of its right to exercise any such or other right, power, or remedy or to demand such compliance.

         Section 23. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement. Delivery of an executed signature page of this Agreement by telecopier or email shall be as effective as delivery of a manually executed signature page of this Agreement.

         Section 24. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 25. No Third-Party Beneficiaries. Unless expressly stated
herein, this Agreement shall be solely for the benefit of the Parties and no other person or entity shall be a third party beneficiary hereof.

         Section 26. No Solicitation. This Agreement is not intended to be, and each signatory to this Agreement acknowledges that this Agreement is not, a solicitation to the acceptance or rejection of a plan of reorganization for the
Debtor. Acceptance of the Joint Plan will not be solicited from any person until it has received the disclosures required under or otherwise in compliance with applicable law.

         Section 27. Settlement Discussions. This Agreement and the Joint Plan
are part of a proposed settlement of a dispute among the Parties. Nothing herein shall be deemed an admission of any kind. Pursuant to Federal Rule of Evidence
408 and any applicable state rules of evidence, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce the terms of this Agreement.

         Section 28. Receipt of Adequate Information; Representation by Counsel.
Each Party acknowledges that it has received adequate information to enter into this Agreement and that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would provide any party with a defense to the enforcement of the terms of this Agreement against such party shall have no application and is expressly waived. The provisions of the
Agreement shall be interpreted in a reasonable manner to effect the intent of the Parties.

                            (Signature Page Follows)

                  IN WITNESS WHEREOF, the Parties hereto have duly executed and delivered this Agreement as of the date first above written.

                       TRUSTEE

                       By:
                           -----------------------------------------------------
                           Name:  Joshua Gotbaum
                           Title: Chapter 11 Trustee for Hawaiian Airlines, Inc.

                       HAWAIIAN HOLDINGS, INC.

                       By:
                           -----------------------------------------------------
                           Name:
                           Title:

                       RC AVIATION, LLC

                       By:
                           -----------------------------------------------------
                           Name:
                           Title:

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